Exhibit 10(d)
                                                             of Form 10-K



































                          A. P. GREEN INDUSTRIES, INC.



                                   Corporate



                       Management Incentive Award Program



                            Effective January 1, 1995

                          A. P. Green Industries, Inc.

                                     1995

                  Corporate Management Incentive Award Program









1.	PURPOSE OF PLAN



	The purpose of the A. P. Green Industries, Inc. Management Incentive Award Plan is: (a) to direct management efforts toward unit or corporate goals and b) to offer awards for performing above these goals.



2.	DEFINITIONS



	2.1	"Plan" means this Management Incentive Award Plan.



	2.2	"Company" means A. P. Green Industries, Inc., its division
and subsidiaries.



	2.3	"Corporate" refers to the administrative body of the
Company responsible for overall operations and management.



	2.4	"Board of Directors" means the Board of Directors of A. P.
Green Industries, Inc.



	2.5	"Committee" means the Compensation Committee of the Board
of Directors.



	2.6	"Employee" means any person, who is employed on a
permanent, full-time basis by, and receives a regular salary from the Company.



	2.7	"Participant" means any employee eligible for an incentive
award hereunder. To become eligible, an employee must be recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors.



	2.8	"Plan year" means the fiscal year of the Company.



	2.9	"Operating Income" means Corporate Operating Income as
shown on Comparative Statement of Net Sales and Income, Form
F-M-001, adjusted for any extraordinary items.

3.	ELIGIBILITY FOR INCENTIVE AWARDS





	3.1	Determination of Eligibility



		Eligibility is limited to key managers as approved by the Committee. Schedule I indicates managers eligible for 1995 plan year participation.





	3.2	Date of Eligibility



		All participants designated in Schedule I are eligible to participate as of January 1, 1995. Any participant who is not eligible as of January 1, 1995 but who becomes a participant during the plan year will be eligible for a pro-rata award.





4.	DETERMINATION OF ANNUAL INCENTIVE AWARD





	4.1	Target Incentive



		A participant's target incentive shall be that percentage of his base salary as established by the Compensation Committee of the Board of Directors.





     4.2	Incentive Goal



		A participant's target incentive is achieved when the 	Company
meets its operating income goal of $            . 	Operating
income is defined in section 2.9. No incentive will be paid for performance at less than 67% of net earnings goals.



		When net earnings reach 67% of goal the plan target incentives will be adjusted by three times the degree by which these earnings fail to meet goal or double the degree by which these earnings exceed goal. The maximum allowable adjustment is 2.0.

Examples of target incentive awards resulting from selected operating income levels are outlined in the table below. Other operating income levels will result in awards as described in the formula above.



 Operating Income     Percent of Target  Percent of Target
	 (Millions)          Operating Income   Incentive Awarded

  	               	        0% - 67%             0%
	           	     	           80               40%
                       		     85               55%
                       		     90		             70%
	                    		 	     95               85%
              		        	    100              100%
                    		       125              150%
                  		         150              200%



	4.3	Discretionary Adjustments



	The Chief Executive Officer may increase or decrease incentive payments by 25% for any Plan participant. Discretionary adjustments will be based on such considerations as individual contribution, special accomplishment, and additional responsibility. (Total incentive payment may not exceed 200% of target incentive.)



5.	PAYMENT OF INCENTIVE AWARDS



	5.1	The incentive award of each participant shall be paid in
cash as soon as practical after the annual audit of the Company and following approval of the Committee. A participant must be an employee of the Company at the conclusion of the fiscal year in order to be eligible to receive an incentive award unless otherwise provided in Section 6.2.



6.	ADMINISTRATION



	6.1	A new participant who begins participation during the plan
year will be eligible for a pro-rata incentive award from the date of his/her entry in the Plan.



	6.2	In the case of death, total disability, or retirement, a
pro-rata incentive award shall be distributed based on actual service during the plan year.



	6.3	Unless otherwise approved by the Chief Executive Officer,
any participant who resigns or is terminated during the plan year except as provided for in paragraph 6.2, shall not be entitled to any incentive award attributable to such plan year.

	6.4	A participant who is employed as of the end of a plan year
shall be entitled to receive an incentive award regardless of whether the participant resigns or is terminated between the end of the plan year and the date the incentive awards are distributed.



	6.5	Nothing herein shall be construed as an agreement or
commitment to employ any participant or to employ a participant for any fixed period of time or constitutes a commitment by the Company that any participant will continue to receive an incentive award or will continue as a participant in the Plan.



7.	AMENDMENT OR TERMINATION OF PLAN



	The Committee reserves the right to amend the Plan from time to time or to terminate the Plan entirely; provided, however, that no amendment or termination of the Plan shall operate to cancel or otherwise affect the rights of a participant or his beneficiaries or legal representatives to payments in accordance with this Plan with respect to awards determined prior to the date of any such amendment or termination.



EFFECTIVE DATE



For 1995, this Plan is in effect as of January 1, 1995, and will end on December 31, 1995.